Exhibit 99.2

Lamb Weston Announces Pricing of Private Offering of

$970,000,000 of Senior Notes due 2030 and

$700,000,000 of Senior Notes due 2032

EAGLE, ID (October 19, 2021) – Lamb Weston Holdings, Inc. (NYSE: LW) (referred to as “Lamb Weston” or the “Company”) announced today that it has priced the previously announced offering of a total of $970.0 million aggregate principal amount of its 4.125% senior notes due 2030 (the “2030 Notes”) and $700.0 million aggregate principal amount of its 4.375% senior notes due 2032 (the “2032 Notes” and, together with the 2030 Notes, the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the offering of 2030 Notes was increased from the previously announced offering size of $835.0 million of 2030 Notes. The aggregate principal amount of the offering of 2032 Notes was decreased from the previously announced offering size of $835.0 million of 2032 Notes. The Notes will be guaranteed by the Company’s material domestic subsidiaries. The closing of the offering of the Notes is expected to occur on or about November 8, 2021, subject to customary closing conditions.

The Company intends to use the net proceeds of the issuance of the Notes, together with available cash, to redeem all of its outstanding 4.625% Senior Notes due 2024 and 4.875% Senior Notes due 2026.

This is not an offer to sell or the solicitation of an offer to buy any securities. The Notes and related guarantees are being offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws. This press release does not constitute a notice of redemption with respect to the Company’s 4.625% Senior Notes due 2024 or 4.875% Senior Notes due 2026.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Words such as “expect,” “will,” “intend,” “redeem,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the sale of the Notes and the redemption of certain of the Company’s existing notes. These forward-looking statements are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Readers of this press release should understand that these statements are not guarantees of performance or results. Many factors could affect the Company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this press release. These risks and uncertainties include, among other things: impacts on the Company’s business due to health pandemics or other contagious outbreaks, such as the COVID-19 pandemic, including impacts on demand for its products, increased costs, disruption of supply or other constraints in the availability of key commodities and other necessary services; the availability and prices of raw materials; levels of pension, labor and people-related expenses; the Company’s ability to successfully execute its long-term value creation strategies; the Company’s ability to execute on large capital projects, including construction of new production lines or facilities; the competitive environment and related conditions in the markets in which the Company and its joint ventures operate; political and economic conditions of the countries in which the Company and its joint ventures conduct business and other factors related to its international operations; disruption of the Company’s access to export mechanisms; risks associated with possible acquisitions, including the Company’s ability to complete acquisitions or integrate acquired businesses; its debt levels; changes in the Company’s relationships with its growers or significant customers; the success of the Company’s joint ventures; actions of governments and regulatory factors affecting the Company’s businesses or joint ventures; the ultimate outcome of litigation or any product recalls; the Company’s ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; and other risks described in the Company’s reports filed from time to time with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements included in this press release, which speak only as of the date of this press release. The Company undertakes no responsibility for updating these statements, except as required by law.

Investor Relations:

Dexter Congbalay

224-306-1535

Dexter.Congbalay@lambweston.com

Media:

Shelby Stoolman

208-424-5461

Shelby.Stoolman@lambweston.com

Source: Lamb Weston Holdings, Inc.

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